UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 28, 2025 (October 26, 2025)

Everest Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton, Bermuda		HM 19

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of Exchange where registered
Common Shares, $0.01 par value	EG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On October 26, 2025, Everest Group, Ltd. (“Everest”) entered into a Master Transaction Agreement (the “ROW Master Transaction Agreement”), between Everest and American International Group, Inc. (“Buyer”), pursuant to which Everest agreed to cause (i) Everest International Reinsurance, Ltd., a Bermuda insurance company and a direct subsidiary of the Company (“Everest International”), to sell to Buyer the renewal rights in respect of certain lines of commercial property and casualty insurance business written by the Australia and Singapore branches of Everest International, (ii) Everest Insurance (Ireland) dac, an Irish insurance company and an indirect subsidiary of the Company (“Everest Ireland”), to sell to Buyer, the renewal rights in respect of certain lines of commercial property and casualty insurance business written by the UK branch of Everest Ireland in the United Kingdom and (iii) Everest National Insurance Company, Everest Indemnity Insurance Company, Everest Security Insurance Company, Everest Premier Insurance Company and Everest Denali Insurance Company, each a Delaware insurance company and a direct subsidiary of Everest Reinsurance Company, Everest International Assurance, Ltd., a Bermuda insurance company and a direct subsidiary of Everest Reinsurance Company and Everest Reinsurance Company, a Delaware reinsurance company and a direct subsidiary of Everest Reinsurance Holdings, Inc. (collectively, the “U.S. Business Sellers,” and together with the UK branch of Everest Ireland and the Australia and Singapore branches of Everest International, the “Everest Sellers”), to sell to Buyer, the renewal rights in respect of certain lines of commercial property and casualty insurance business written by the U.S. Business Sellers through certain distribution channels, subject to certain exclusions as set forth in the Master Transaction Agreement, for an aggregate purchase price of $252 million. In addition, pursuant to the ROW Master Transaction Agreement, Buyer has agreed to pay the Everest Sellers $30 million for originating and structuring the transaction and to reimburse the Everest Sellers for certain expenses, including the retention and continued employment of employees to support the issuance of renewed policies. The closing of the transaction pursuant to the ROW Master Transaction Agreement occurred on October 26, 2025.

In addition, on October 26, 2025, Everest entered into a Master Transaction Agreement (the “EU Master Transaction Agreement,” and together with the ROW Master Transaction Agreement, the “Master Transaction Agreements”), between Everest and Buyer, pursuant to which Everest agreed to cause Everest Ireland to sell to Buyer, the renewal rights in respect of certain lines of commercial property and casualty insurance business written by Everest Ireland in certain countries in the European Union, for an aggregate purchase price of $49 million. The closing of the transaction pursuant to the EU Master Transaction Agreement is subject to the receipt of antitrust approvals from the European Commission and other customary closing conditions.

The purchase price under each of the Master Transaction Agreements is subject to adjustment such that the final purchase price will be equal to 15% of the actual premiums written for the period beginning January 1, 2025 to and including December 31, 2025, including premiums on renewed policies between November 1, 2025 and December 31, 2025. Under the Master Transaction Agreements, the Buyer has also agreed to pay the Everest Sellers a total of $10 million per month for nine months for specified transition services.

In connection with the Master Transaction Agreements, the Everest Sellers has or will enter into applicable renewal rights agreements (the “Renewal Rights Agreements”), pursuant to which the Everest Sellers have or will sell to Buyer all rights, title and interest of the Everest Sellers to renew and/or replace the insurance policies comprising their respective in-scope business lines at the end of their respective policy periods.

Pursuant to the ROW Master Transaction Agreement, if the gross written premium paid and payable to Buyer in respect to the Aggregate Renewed Premiums (as defined in the ROW Master Transaction Agreement) are less than 80% of the aggregate premiums for the period beginning January 1, 2025 to and including December 31, 2025, including premiums on renewed policies between November 1, 2025 and December 31, 2025, Everest will reimburse a portion of the aggregate purchase price under the ROW Master Transaction Agreement to Buyer depending on the relative percentage of such 2025 premiums, which amount shall not exceed $70 million.

The descriptions of the ROW Master Transaction Agreement and the EU Master Transaction Agreement are qualified in their entirety by reference to the full text of the applicable agreement, which will be filed with Everest’s Annual Report on Form 10-K.

On October 27, 2025, the Company issued a press release regarding the transaction, which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release of the Company, dated October 27, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST GROUP, LTD.

By:	/s/ ROBERT J. FREILING
Robert J. Freiling
Senior Vice President and Chief Accounting Officer

Dated: October 28, 2025

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press Release of the Company, dated October 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)